EXHIBIT 99.3 PRO FORMA FINANCIAL INFORMATION

XRG, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION
AT DECEMBER 31, 2003 AND FOR THE NINE MONTHS THEN ENDED AND THE YEAR ENDED MARCH 31, 2003

The accompanying unaudited pro forma condensed consolidated balance sheet as of December 31, 2003 and the unaudited pro forma condensed consolidated statement of operations for the nine months then ended and the year ended March 31, 2003 are based upon historical consolidated financial statements of XRG, Inc (XRG) and R&R Express Intermodal, Inc. (R&R) adjusted to give effect to the January 1, 2004 acquisition of R&R by XRG. XRG acquired 100% of the stock of R&R for $100,000 in cash and 150,000 shares of XRG common stock.

The unaudited pro forma condensed consolidated statements of operation have been prepared assuming that the acquisition occurred on the first day of the periods presented therein. These unaudited pro forma consolidated statements of operation are not necessarily indicative of the operating results or financial position of future operating results. The pro forma adjustments give effect to available information and assumptions that XRG believes are reasonable. The pro forma condensed financial information should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto and the historical consolidated financial statements of R&R and the notes thereto.

XRG, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2003

	Condensed Historical		Pro Forma
	XRG	R&R (1)	Adjustments		Combined
Revenues	$686,030	1,096,185			1,782,215
Cost of revenues	789,924	756,894			1,546,818

Gross profit (loss)	(103,894)	339,291	—		235,397
Selling, general and administrative expenses	584,661	340,477	—		925,139

Loss from operations	(688,555)	(1,186)	—		(689,742)
Interest expense	(141,273)	—			(141,273)

Net loss	$(829,828)	(1,186)	—		(831,015)

Basic and diluted loss per share	$(0.09)				$(0.09)

Weighted average number of common shares used in loss per share computation	9,312,297		50,000	(2)	9,362,297

XRG, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED PRO FORMA STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2003

	Condensed Historical		Pro Forma
	XRG	R&R	Adjustments		Combined
Revenues	$1,206,290	3,034,232			4,240,522
Cost of revenues	251,100	1,678,708			1,929,808

Gross profit	955,190	1,355,524	—		2,310,714
Selling, general and administrative expenses	1,507,546	1,354,032	—		2,861,578

Income (loss) from operations	(552,356)	1,492	—		(550,864)
Interest expense	(774,539)	—			(774,539)

Net income (loss)	$(1,326,895)	1,492	—		(1,325,403)

Basic and diluted loss per share	$(0.08)				$(0.08)

Weighted average number of common shares used in loss per share computation	16,655,819		50,000	(2)	16,705,819

XRG, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET
AT DECEMBER 31, 2003

	Condensed Historical		Pro Forma
	XRG	R&R	Adjustments		Combined
Assets
Current assets:
Cash		58,781			58,781
Accounts receivable	66,408	474,966	(29,000	)(3)	512,374
Prepaid assets		42,196			42,196

Total current assets	66,408	575,943	(29,000)		613,351
Equipment, net of accumulated depreciation	50,942	—			50,942
Other Assets
Advances to J. Bently Companies, Inc.	1,142,653				1,142,653
Transportation equipment deposits	1,200,000				1,200,000
Investment in R&R Intermodal	200,000		(200,000	)(2)	—
Goodwill			21,603	(3)	21,603
Other assets		846	(846	)(3)	—

Total other assets	2,542,653	846	(179,243)		2,364,256

Total Assets	2,660,003	576,789	(208,243)		3,028,549

Liabilities and Stockholders’ Equity
Current liabilities
Bank overdraft	191,084				191,084
Current portion of long-term debt	150,000				150,000
Accounts payable including related party payables	103,000	24,499			127,499
Accrued expenses	44,945	15,065	3,946	(2)	63,956
Factorer line of credit	59,094	368,036			427,130
Related party advances	70,126				70,126

Total current liabilities	618,249	407,600	3,946		1,029,795
Convertible notes payable, net	461,181	—	—		461,181

Total liabilities	1,079,430	407,600	3,946		1,490,976

Stockholders’ equity	1,580,573	169,189	(169,189	)(3)	1,537,573
			(62,000	)(2)
			19,000	(2)

Total stockholders’ equity and liabilities	2,660,003	576,789	(208,243)		3,028,549

     (1) R&R Express Intermodal’s operations began in January 2003. Since R&R’s operations began during January 2003, this income statement for R&R is for the period from inception (January 2003) through March 31, 2003.

     (2) Cost of the acquisition of R&R

Value of common stock issued as consideration	200,000
Reduce the value of the 100,000 shares of stock issued during December 2003 valued at $1.00 based upon the initial agreement to the value at April 12, 2004 based upon the amended agreement.	(62,000)
Issue 50,000 additional shares of stock	19,000
Fees paid to factorer	3,946

Total acquisition costs	160,946

The initial purchase agreement required the Company to issue 200,000 shares of XRG’s common stock which was issued during December 2003. The purchase agreement was amended and the amended agreement required XRG to pay $100,000 of cash and issue 100,000 shares of common stock to purchase R&R. Based upon this amended agreement XRG paid the $100,000 and received back 100,000 of the 200,000 shares of XRG’s common stock that was issued during December 2003. The 100,000 shares of common stock were initially valued at $1.00 based upon the terms of the agreement; however this agreement was amended on April 12, 2004 which required an issuance of 50,000 additional shares of XRG common stock (150,000 total) and the provision in the initial purchase agreement requiring a potential issuance of additional shares at six and twelve months subsequent to the acquisition date based upon a $1.00 market price was deleted. Since the $1.00 market price true-up provision was deleted, the 100,000 shares that were during December 2004 and the additional 50,000 shares of common stock were then valued at the market value of the stock of $0.38 on April 12, 2004.

     (3) Allocation of acquisition costs

Net book value of R&R	169,189
Reduce other assets to market value	(846)
Allocation to accounts receivable	(29,000)
Allocation to goodwill	21,603

160,946